Exhibit 10.6

(English Translation)

Share Transfer Agreement

Transferor: Zou Derong ("Party A")
Add: Room 602, Building A4, Bao Ya Garden, Area 20, Baoan District, Shenzhen, PRC
ID No.:522601196603277616

Transferor: Chen Weidong ("Party B")
Add: No.9, Laneway 9, North Nangang Street, Huangpu District, Guangzhou, Guangdong, PRC
ID No.: 441621196808184450

Transferee: Happy Corporation Limited ("Party C")
Registered Add: Room 2604, 26/F, CC Wu Building, 302-308 Hennessy Road, Wanchai, HK
Legal Representative: Shaoping, Lu; Title: Director; Nationality: USA

Shenzhen Sheng Tai Industrial Co., Ltd (the "Company") was incorporated on 23th November 2000 and jointly invested and operated by Party A and Party B. The registered capital of the Company is RMB 10,000,000 Yuan, among which Party A has injected RMB 9,900,000 Yuan representing 99% of the Company’s shareholding and Party B has injected RMB 100,000Yuan representing 1% of the Company’s shareholding. Party A will transfer 99% and Party B will transfer 1% of the Company’s shares to Party C. Upon the resolution of the Company’s shareholders’ meeting, concerning the share transfer, the three Parties hereby agree as follows:

I.

Consideration, Term and Method of Transfer

(i)

Party A owns 99% of the Company’s shares. According to the Company’s articles of association, Party A shall input RMB 9,900,000 Yuan, and Party A has actually paid RMB 9,900,000 Yuan into the Company. Party A shall transfer the 99% of the Company’s shares at a price of RMB 10,398,465 Yuan.

Party B owns 1% of the Company’s shares. According to the Company’s articles of association, Party B shall input RMB 100,000 Yuan, and Party B has actually paid RMB 100,000 Yuan into the Company. Party B shall transfer the 1% of the Company’s shares at a price of RMB 105,035 Yuan.

(ii)

Party C shall pay off the amount as stated in Article I (i) herein to Party A and Party B within 45 days as of the effectiveness date of this Agreement by the payment method of bank transfer.

II.

Party A and Party B hereby warrant that they have entire and effective rights to dispose of the shares to be transferred to Party C; there is no pledge created over the interests of the shares to be transferred and the foresaid shareholding is free from any third party’s legitimate claim. Otherwise Party A and Party B shall be responsible for any economic and/or legal liabilities arising thereof.

III.

Undertaking of the Company’s profit and losses

After the effectiveness of this Agreement, Party C shall obtain profit and bear losses according to its shareholding in the Company (before the transfer of shares, Party A and Party B shall jointly enjoy the creditor’s rights and undertake the indebtedness of the Company; after the transfer, Party C shall enjoy the creditor’s rights and undertake the indebtedness of the Company).

IV.

Liability of Breach of Contract

(i)

Once this Agreement comes into effect, the Parties shall perform this Agreement accordingly; should either Party fail to properly or entirely perform this Agreement, it shall undertake the liabilities to any losses arising thereof.

(ii)

If Party C fails to timely pay the consideration of share transfer, for each day of delay, it shall pay a liquidated damage equal to 0.03%of the total delayed payment. In case where there exist any economic losses to Party A and Party B due to Party C’s breach of contract, the different between the economic losses and the liquidated damage shall be paid by Party C.

V.

Settlement of Disputes

Any disputes arising from performance of this Agreement shall be amicably negotiated by the three Parties; in case where such agreement cannot be reached, either Party may submit the dispute to the competent Court located in Shenzhen.

VI.

Amendment or Termination

Each Party may amend or terminate this Agreement upon the occurrence of any events as follows and any agreement concerning the amendment or termination shall submit to the original approval authority for its ratification:

(i)

this Agreement cannot be performed due to any force majeure events.

(ii)

the Parties agree to amend or terminate this Agreement because of change of situation.

VII.

Cost and Expense

All the cost and expense occurred during the share transfer herein (i.e. expenses for attestation, audition and alteration registry with relevant industry and commerce administrative) shall be borne by Party C.

VIII.

Effectiveness

This Agreement shall be executed by and between Party A, Party B and Party C, and shall come into effect upon the approval of Shenzhen Municipal Government. The three Parties shall conduct the alteration registration concerning the share transfer herein with relevant industry and commerce administrative within 30 days as of the effectiveness date of this Agreement.

(Execution Page)

Transferor: (signature)
Zou Derong
Chen Weidong

Transferee: (company seal)
Happy Corporation Limited

Date: 6th July 2008
Execution Place: Shenzhen